UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1001436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, Oklahoma	74133-1246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement

On February 26, 2016, First Trinity Financial Corporation entered into an amendment of an employment agreement with its Secretary, Treasurer and Chief Financial Officer, Jeffrey J. Wood. For additional information related to the Employment agreement, please see item 5.02 and Exhibit 10.25 which is being filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Compensatory Arrangements for Certain Officers.

On February 26, 2016, First Trinity Financial Corporation (the “Company”) entered into the Third Amendment to Employment Agreement (the “Third Amendment to Employee Agreement”) with Jeffrey J, Wood, the Company’s Secretary, Treasurer and Chief Financial Officer, (the “Employee”).

Under the Third Amendment to Employment Agreement, the Employee will receive (retroactive to January 1, 2016) a base salary as compensation for all services rendered by the employee under this Second Amendment to Employment Agreement and the Company will pay Employee a base salary of $ 21,250 per month (retroactive to January 1, 2016), payable periodically, in substantially equal amounts, but no less often than semi-monthly in accordance with company’s payroll practices from time to time in effect with an annual increase beginning on January 1, 2017 of 3%.

Item 9.01 Financial Statements and Exhibits

The preceding description of the Third Amendment to Employment Agreement is a summary only and is qualified in its entirety by reference to the Third Amendment to Employment Agreement, which is attached as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.25	Employment Agreement between First Trinity Financial Corporation and Jeffrey J. Wood, dated February 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation

Date: February 29, 2016	By:	/s/ Gregg E. Zahn

	Name:	Gregg E. Zahn
	Title:	President and Chief Executive Officer